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                                                                     Exhibit 4.3


                          SIERRA PACIFIC POWER COMPANY

                              OFFICER'S CERTIFICATE

                                October 30, 2002


     I, the undersigned officer of Sierra Pacific Power Company (the "Company"), do hereby certify that I am an Authorized Officer of the Company as such term is defined in the Indenture (as defined herein). I am delivering this certificate pursuant to the authority granted in the Board Resolutions of the Company dated September 10, 2002, and Sections 1.04, 2.01, 3.01, 4.01(a) and 4.02(b)(i) of the
General and Refunding Mortgage Indenture dated as of May 1, 2001, as heretofore supplemented to the date hereof (as heretofore supplemented, the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"). Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture, unless the context clearly requires otherwise. Based upon the foregoing, I hereby certify on behalf of the Company as follows:

     1. The terms and conditions of the Securities of the series described in this Officer's Certificate are as follows (the lettered subdivisions set forth in this Paragraph 1 corresponding to the lettered subdivisions of Section 3.01 of the Indenture):

     (a) The Securities of the third series to be issued under the Indenture shall be designated "General and Refunding Mortgage Bonds, Series C, due October 31, 2005" (the "Bonds").

     (b) The Bonds shall be authenticated and delivered in the aggregate principal amount of $100,000,000.

     (c)  Not applicable.

     (d) The principal of all Bonds shall be payable by the Company in whole or in installments on such date or dates as the Company has any obligations under the Term Loan Agreement dated as of October 30, 2002 (the "Loan Agreement") among the Company, Lehman Brothers Inc., as advisor, sole lead arranger and sole bookrunner, Lehman Commercial Paper Inc., as administrative agent (in such capacity, the "Administrative Agent") and as syndication agent and the other financial institutions or entities party thereto from time to time (the "Lenders") to repay any Loans (as defined in the Loan Agreement) to the Lenders (whether upon scheduled maturity, optional prepayment, required prepayment, acceleration, demand or otherwise), but not later than October 31, 2005. The amount of principal of the Bonds payable by the Company on any such date shall equal the aggregate principal amount of the Loans (as defined in the Loan Agreement) due and payable on such date pursuant to the Loan Agreement (but, in no event, shall exceed the aggregate principal amount of the Bonds). The obligation of the

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     Company to make any payment of the principal on the Bonds shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has paid the principal then due and payable on the Loans made pursuant to the Loan Agreement. If a Default (as defined in the Loan Agreement) in the payment of principal of any Loans shall occur under Section 7(a) of the Loan Agreement, it shall be deemed to be a default, for the purposes of Section 10.01(b) of the Indenture, in payment of an amount of principal of the Bonds equal to the amount of such unpaid principal of the Loans (but, in no event, in excess of the aggregate principal amount of the Bonds).

     (e) The Bonds shall bear interest from the time hereinafter provided at such rate per annum as shall cause the amount of interest payable on each Interest Payment Date (as hereinafter defined) on the Bonds to equal the amount of interest, fees or such other amounts payable by the Company on such Interest Payment Date under the Loan Agreement. Such interest on the Bonds shall be payable on the same dates as interest and, fees or such other amounts are payable by the Company from time to time under the Loan Agreement (each such date herein called an "Interest Payment Date"), until the maturity of the Bonds, or, in the case the Administrative Agent shall demand redemption of the Bonds, until the redemption date, or, in the case of any default by the Company in the payment of the principal due on the Bonds, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture. The amount of interest, fees or such other amounts payable by the Company from time to time under the Loan Agreement, the basis on which such interest, fees and such other amounts are computed and the dates on which such interest, fees and such other amounts are payable are set forth in the Loan Agreement. Each Bond shall bear interest (a) from the most recent Interest Payment Date, or (b) if no interest has been paid on the Bond, then from the date of the initial authentication of the Bond. The obligation of the Company to make any payment of interest on the Bonds shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has paid the interest on the Loans and fees then due and payable pursuant to the Loan Agreement. If a Default (as defined in the Loan Agreement) in the payment of interest, fees or such other amounts by the Company shall occur under Section 7(a) of the Loan Agreement, it shall be deemed to be a default, for purposes of Section 10.01(a) of the Indenture, in the payment of an amount of interest on the Bonds equal to the amount of such unpaid interest on the Loans, fees and such other amounts.

     (f) The Corporate Trust Office of The Bank of New York in New York, New York shall be the place at which (i) the principal of and interest on the Bonds shall be payable, (ii) registration of transfer of the Bonds may be effected, (iii) exchanges of the Bonds may be effected and (iv) notices and demands to or upon the Company in respect of the Bonds and the Indenture may be served; and The Bank of New York shall be the Security Registrar for the Bonds; PROVIDED, HOWEVER, that the Company reserves the right to change, by one or more Officer's Certificates, with the consent of the Administrative Agent, any such place or the Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer's Certificates, its principal office in Reno, Nevada as any such place or itself as the Security Registrar; PROVIDED, HOWEVER,

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     that there shall be only a single Security Registrar for the Bonds. The principal of the Bonds shall be payable without the presentment or surrender thereof.

     (g)  Not applicable.

     (h)  Not applicable.

     (i)  The Bonds are issuable only in denominations of $100,000,000.

     (j)  Not applicable.

     (k)  Not applicable.

     (l)  Not applicable.

     (m)  See subsections (d) and (e) above.

     (n)  Not applicable.

     (o)  Not applicable.

     (p)  Not applicable.

     (q) The Bonds shall be evidenced by a single registered Bond in the principal amount and denomination of One Hundred Million Dollars ($100,000,000). The Bonds shall be dated October 30, 2002, shall mature no later than October 31, 2005 unless sooner paid, and shall bear interest at the rate specified in subsection (e) above. The Bonds may be executed by the Company and delivered to the Trustee for authentication and delivery. The principal of and interest on the Bonds shall be payable at the Corporate Trust Office of the Trustee in New York, New York.

          The single Bond shall be identified by the number C-1 and shall upon issuance be delivered by the Company to, and registered in the name of, the Administrative Agent, on behalf of itself and the Lenders, and shall be transferable only as required to effect an assignment thereof to a successor or an assign of the Administrative Agent under the Loan Agreement. The Bonds are to be delivered to the Administrative Agent as security for the payment by the Company of its Obligations (as defined in the Loan Agreement). The single Bond shall be held by the Administrative Agent subject to the terms of the Bond Delivery Agreement, dated as of October 30, 2002, between the Company and the Administrative Agent.

          Bonds issued upon transfer shall be numbered consecutively from C-2 upwards and issued in the same $100,000,000 denomination.

          See also subsection(s) below.

     (r)  Not applicable.

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     (s)  The holder of the Bond by acceptance of the Bond agrees to restrictions on transfer and to waivers of certain rights of exchange as set forth herein. In addition, the Bond has not been registered under the Securities Act of 1933 and the Bond may not be transferred without compliance with applicable securities laws. The Bond is not transferable except to a successor to the Administrative Agent under the Loan Agreement.

     (t) For purposes of the Bonds, "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in Los Angeles, California or New York, New York are authorized or required by law to remain closed.

     (u) The Trustee may conclusively presume that the obligation of the Company to pay the principal of and interest on the Bond shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Administrative Agent, signed by an authorized officer of the Administrative Agent and attested by the Secretary or an Assistant Secretary of the Administrative Agent, stating that the payment of principal of or interest on the Bond has not been fully paid when due and specifying the amount of funds required to make such payment.

          The Bonds shall have such other terms and provisions as are provided in the form thereof attached hereto as EXHIBIT A, and shall be issued in substantially such form.

     2. The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance of the Bonds and in respect of compliance with which this certificate is made.

          The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.

          In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with.

          In the opinion of the undersigned, such conditions and covenants have been complied with.



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         IN WITNESS WHEREOF, the undersigned has executed this Officer's
Certificate as of the date first written above.



                                   By:
                                      ------------------------------------------
                                       Name:  Richard K. Atkinson
                                       Title: Vice President, Investor Relations
                                              and Treasurer











Received on
October __, 2002

THE BANK OF NEW YORK,
as Trustee


By:       -------------------------------------------
Name:     Stacey B Poindexter
Title:    Assistant Treasurer










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                                    EXHIBIT A

                                  FORM OF BONDS

                                 SEE EXHIBIT 4.4